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                                                              EXHIBIT 10.10(k)



                        TERMINATION OF LICENSE AGREEMENT



      THIS TERMINATION OF LICENSE AGREEMENT ("Agreement") is entered into and effective as of the 5th day of November, 1997 ("Effective Date"), by and between BROOKHURST, INC., a California corporation ("LICENSOR"), and I.C. ISAACS & CO., L.P., a Delaware limited partnership ("LICENSEE").



                                    RECITALS

      A. LICENSOR and LICENSEE entered into that certain License Agreement dated August 11, 1994 regarding the use of the mark BOSS ("License Agreement").

      B. LICENSOR and LICENSEE mutually desire to terminate the License Agreement effective as of the Effective Date.

      NOW, THEREFORE, the parties agree as follows:

1. TERMINATION

      The License Agreement is hereby terminated in all respects except as otherwise provided herein, effective as of the Effective Date.

2. ROYALTIES

      On or before 30 days after the Effective Date, LICENSEE shall pay to LICENSOR *% (* percent) of all royalties earned pursuant to the License Agreement as of the Effective Date. On or before 90 days after the Effective Date, Licensee shall pay to Licensor the remaining *% of all royalties earned pursuant to the License Agreement. Notwithstanding anything to the contrary contained in the License Agreement, the sole permitted deduction from Royalties earned shall be a deduction for bad debts incurred by the Licensee in connection with the sale of the Licensed Products. LICENSOR shall have the right to audit the books and records of LICENSEE with respect to all royalties paid under the License Agreement for a period of six (6) months following the date hereof. If such audit discloses that payments due to LICENSOR under the License Agreement exceed the amount of payments actually made to LICENSOR, LICENSEE shall remit such additional amount to LICENSOR within ten (10) days of notification from LICENSOR.

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* Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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3. TERMINATION PROCEDURES

      The termination procedures provided in paragraphs 19.a. through 19.c. of the License Agreement are not applicable to this termination.

4. RELEASE


      Notwithstanding anything to the contrary contained in the License Agreement, LICENSOR and LICENSEE, on behalf of themselves and their respective subsidiaries, successors and assigns, hereby remises, releases and forever discharges the other from all attorneys fees, costs, settlement amounts and/or damages arising out of the lawsuit in the United States District Court for the Southern District of New York, Hugo Boss Fashions, Inc., et al. v. Brookhurst, Inc., et al., 93 Civ. 0875 (LMM) (THK) or any other currently pending lawsuit anywhere in the world brought by Hugo Boss (or any of its affiliates or licensees) against LICENSOR, LICENSEE or any of their respective agents, suppliers or manufacturers. This release does not extend to and shall not be deemed to release any claim arising out of any conduct other than that specifically released herein.

      IN WITNESS WHEREOF, the parties agree that this Agreement shall take effect as of the date first written above.


                                        BROOKHURST, INC., a
                                             California corporation




                                        By:/s/ William Ott
                                           -------------------------
                                           William Ott, President



                                        I.C. ISAACS & CO., L.P., a
                                        Delaware limited partnership



                                        By: /s/ Robert J. Arnot
                                           -------------------------
                                           Name:  Robert J. Arnot
                                           Title: Chairman and Co-Chief
                                                  Executive Officer


                                        By: /s/ Gerald W. Lear
                                           -------------------------
                                           Name:  Gerald W. Lear
                                           Title: President and Co-Chief
                                                  Executive Officer